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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-114760

POINT THERAPEUTICS, INC.
PROSPECTUS SUPPLEMENT NO. 1 DATED MARCH 18, 2005
TO THE PROSPECTUS DATED JUNE 24, 2004

        This Prospectus Supplement No. 1 supplements our prospectus dated June 24, 2004 for purposes of updating the Selling Stockholder table on page 12 of the prospectus to reflect the transfer of warrants to purchase up to 100,000 shares of our common stock held by Paramount BioCapital, Inc. to the following employees of Paramount BioCapital, Inc. in the following amounts:

Lindsay Rosenwald	39,607
William Corcoran	1,491
Timothy McInerney	32,182
Scott Katzmann	3,417
Peter Kash	1,904
Joshua Kazam	1,904
Michael Weiser	5,000
Jason Stein	5,000
John Knox	1,491
David Tanen	1,772
Stephen Rocamboli	1,772
Basil Christakos	1,694
John Papadimitropoulos	1,233
Michael Rosenman	1,533

Total Common Stock Warrants	100,000

        The information above modifies and supersedes, in part, the information in the prospectus. Any information that is modified or superseded in the prospectus shall not be deemed to constitute a part of the prospectus except as modified or superseded by this Prospectus Supplement.

        This Prospectus Supplement should be read in conjunction with the prospectus, which is required to be delivered with this Prospectus Supplement.

        INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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POINT THERAPEUTICS, INC. PROSPECTUS SUPPLEMENT NO. 1 DATED MARCH 18, 2005 TO THE PROSPECTUS DATED JUNE 24, 2004